UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Triple-S Management Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 25, 2007
Dear Shareholders:
In order to keep our shareholders well informed, Triple-S Management Corporation (hereinafter “TSM”) will hold meetings in the near future to explain to our shareholders the process required to be followed to effect the Initial Public Offering, including the matters that will be considered at the Special Meeting of Shareholders of TSM on June 24, 2007.
We will hold three meetings, so that each shareholder of TSM may be able to, at his or her convenience, select the meeting that he or she will attend. The meetings will take place on the following dates and locations:
•	Monday, June 4th, 2007 Meeting Room C, Ponce Hilton Hotel at 6:00 p.m.

•	Tuesday, June 5th, 2007 Meeting Room Ponce de León A, Condado Plaza Hotel at 9:00 a.m.; and

•	Thursday, June 7th, 2007 Meeting Room Ponce de León A, Condado Plaza Hotel at 6:30 p.m.; and
Please confirm your attendance, and notify the date of the meeting you intend to attend by calling 787-749-4949 extension 4886, or by fax at 787-749-4191 to the attention of Luis A. Clavell-Rodríguez, MD, Secretary of the Board of Directors of TSM.

Cordially,

Wilmer Rodríguez-Silva, MD
Chairman of the Board of Directors